As filed with the Securities and Exchange Commission on June 20, 2024

Registration No. 333-280020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Asset Entities Inc.

(Exact name of registrant as specified in its charter)

Nevada	7372	88-1293236
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Crescent Ct, 7th Floor

Dallas, TX  75201

(214) 459-3117

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Krueger, Chief Financial Officer

100 Crescent Ct, 7th Floor

Dallas, TX  75201

(262) 527-0966

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis A. Bevilacqua, Esq.

Bevilacqua PLLC

1050 Connecticut Avenue, NW, Suite 500

Washington, DC 20036

(202) 869-0888

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 20, 2024

Asset Entities Inc.

1,934,469 Shares of Class B Common Stock

This prospectus relates to the offer and resale from time to time of:

●	up to 1,780,469 of the shares of Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”), of Asset Entities Inc., a Nevada corporation, by Ionic Ventures, LLC, a California limited liability company (“Ionic”), issuable upon the conversion of a variable amount of the 165 shares of our Series A Convertible Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”), issued to Ionic, pursuant to the Securities Purchase Agreement, dated as of May 24, 2024, between the Company and Ionic, as amended by the First Amendment to Securities Purchase Agreement, dated as of June 13, 2024, between the Company and Ionic (as amended, the “Ionic Purchase Agreement”), and the Certificate of Designation of Series A Convertible Preferred Stock of the Company filed with the Secretary of State of the State of Nevada on May 24, 2024, as amended by the Certificate of Amendment to Designation filed with the Secretary of State of the State of Nevada on June 14, 2024 (as amended, the “Certificate of Designation”), having an initial stated value (“Stated Value”) of $10,000 per share of Series A Preferred Stock, a cumulative annual dividend rate on the Stated Value of 6% (which will increase to 12% if a Triggering Event (as defined in the Certificate of Designation) occurs until such Triggering Event, if curable, is cured) payable in shares of Class B Common Stock (or cash at the Company’s option) upon conversion or redemption of the Series A Preferred Stock, and an initial conversion price (“Conversion Price”) of $0.75 per share of Class B Common Stock, and an alternate Conversion Price equal to 85% (or 70% if the Class B Common Stock is suspended from trading on or delisted from a principal trading market or upon occurrence of a Triggering Event (as defined in the Certificate of Designation)) of the average lowest daily volume weighed average price of the Class B Common Stock during the Alternate Conversion Measuring Period (as defined in the Certificate of Designation) (the “Alternate Conversion Price”), subject to applicable limitations or restrictions; and

●	up to 154,000 shares of Class B Common Stock by Boustead Securities, LLC, a registered broker-dealer (“Boustead” and together with Ionic, the “Selling Stockholders”), issuable upon exercise of a placement agent warrant issued to Boustead pursuant to the Company’s engagement letter agreement with Boustead, dated November 29, 2021 (the “Boustead Engagement Letter”), relating to placement agent services in connection with the transactions contemplated by the Ionic Purchase Agreement, upon exercise of a placement agent warrant issued as partial consideration for placement agent services with respect to the Ionic Purchase Agreement, at an exercise price of $0.75 per share, subject to applicable limitations or restrictions (the “Placement Agent Warrant”).

A holder of Series A Preferred Stock may not convert the Series A Preferred Stock into Class B Common Stock to the extent that such conversion would cause such holder’s beneficial ownership of Class B Common Stock to exceed 4.99% of the outstanding Class B Common Stock immediately after conversion, which may be increased by the holder to up to 9.99% upon no fewer than 61 days’ prior notice. In addition, the Company will not issue shares of Class B Common Stock upon conversion of the Series A Preferred Stock at less than the price (the “Minimum Price”) that is equal to the lower of the last closing price of the stock immediately preceding the signing of the related binding agreement and the average closing price for the five trading days immediately preceding the signing of the related binding agreement, in an amount exceeding 19.99% of the Company’s outstanding common stock, $0.0001 par value per share (“common stock”), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of common stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Certificate of Designation under applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”), including Nasdaq Listing Rule 5635(d) (such amount, the “Exchange Limitation”), before the effectiveness of the approval of such number of the holders of the outstanding shares of the Company’s voting securities as required by the Bylaws of the Company (the “Bylaws”) and the Nevada Revised Statutes (the “NRS”), to ratify and approve all of the transactions contemplated by the Transaction Documents (as defined in the Ionic Purchase Agreement), including the issuance of all of the shares of Series A Preferred Stock and shares of Class B Common Stock upon conversion of the shares of Series A Preferred Stock, all as may be required by the applicable rules and regulations of The Nasdaq Capital Market tier of Nasdaq (or any successor entity) (the “Stockholder Approval”). The exercisability of the Placement Agent Warrant will also be subject to the Exchange Limitation before the effectiveness of the Stockholder Approval. The Conversion Price also may not be lower than a separate floor price (the “Floor Price”) of $0.0855 per share. If the Conversion Price would be less than the Floor Price, then, subject to the terms and conditions of the Certificate of Designation, the Stated Value will automatically increase in the manner provided pursuant to the Certificate of Designation. See “Description of Securities – Series A Preferred Stock”.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Class B Common Stock by the Selling Stockholders. We may receive up to $115,500 in gross proceeds from the cash exercise of the Placement Agent Warrant. See “Use of Proceeds” beginning on page 12 of this prospectus.

The Class B Common Stock is listed on The Nasdaq Capital Market tier of Nasdaq, under the symbol “ASST.” As of June 18, 2024, the last reported sales price of the Class B Common Stock on Nasdaq was $0.40.

We have two classes of authorized common stock, Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”), and Class B Common Stock. The rights of the holders of Class A Common Stock and Class B Common Stock are identical, except with respect to voting and conversion. Each share of Class A Common Stock is entitled to ten votes per share and is convertible into one share of Class B Common Stock. Each share of Class B Common Stock is entitled to one vote per share. As of May 24, 2024, Asset Entities Holdings, LLC (“AEH”), the holder of all of the outstanding Class A Common Stock, holds approximately 91.2% of the voting power of our outstanding capital stock and is therefore our controlling stockholder. In addition, the officers, managers and beneficial owners of the shares held by AEH, all of whom are also some of our officers and directors, have controlling voting power in the Company by collectively controlling approximately 92.6% of all voting rights. As a result, we are a “controlled company” under Nasdaq’s rules, although we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the rules of Nasdaq. See Item 1A. “Risk Factors – Risks Related to Ownership of Our Class B Common Stock – As a ‘controlled company’ under the rules of Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public stockholders.” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), which is incorporated by reference into this prospectus.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, under applicable U.S. federal securities laws, and are eligible for reduced public company reporting requirements. See Item 1A. “Risk Factors – Risks Related to Ownership of Our Class B Common Stock – We are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies and our stockholders could receive less information than they might expect to receive from more mature public companies.” in the Annual Report, which is incorporated by reference into this prospectus.

The Selling Stockholders may offer and sell the securities being offered by means of this prospectus from time to time in public or private transactions, or both. These sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Stockholders may sell the securities being offered to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the securities being offered by means of this prospectus, or both. Each of the Selling Stockholders may offer all, some or none of the securities being offered by means of this prospectus. The Selling Stockholders, including any of the Selling Stockholders who are broker-dealers or affiliates of broker-dealers, and any other participating broker-dealers, may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer, affiliates of a broker-dealer or other “underwriters” within the meaning of the Securities Act may be regarded as underwriting commissions or discounts under the Securities Act. See “Plan of Distribution” for a more complete description of the ways in which the securities being offered by means of this prospectus may be sold.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus, in any applicable prospectus supplement, in any related free writing prospectus, and in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus before you make an investment decision.

Neither the U.S. Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2024.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any supplement to this prospectus, and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference in this prospectus, any prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, prospectus supplement, or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any supplement to this prospectus, or any related free writing prospectus, or any sale of a security.

Trademarks, Trade Names and Service Marks

We use various trademarks, trade names and service marks in our business, including “AE 360 DDM”, “Asset Entities Where Assets Are Created”, “SiN”, “Social Influencer Network”, “Ternary D”, “Options Swing”, and associated marks. For convenience, we may not include the ℠, ® or ™ symbols, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent permitted by law. Any other trademarks, trade names or service marks referred to in this prospectus or any document incorporated by reference into this prospectus are the property of their respective owners.

Industry and Market Data

We are responsible for the information contained in this prospectus or any document incorporated by reference into this prospectus. This prospectus and documents incorporated by reference into this prospectus include industry data and forecasts that we obtained from industry publications and surveys as well as public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Statements as to our ranking, market position and market estimates are based on third-party forecasts, management’s estimates and assumptions about our markets and our internal research. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon in those sources. While we believe that all such information contained in this prospectus is accurate and complete, nonetheless such data involve uncertainties and risks, including risks from errors, and is subject to change based on various factors, including those discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus and documents incorporated by reference into this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus and the other information incorporated by reference into this prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus and the other documents incorporated by reference into this prospectus, before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference into this prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Company Overview

Asset Entities is a technology company providing social media marketing and content delivery services across Discord, TikTok, and other social media platforms. We also design, develop and manage servers for communities on Discord. Based on the growth of our Discord servers and social media following, we have developed three categories of services: (1) our Discord investment education and entertainment services, (2) social media and marketing services, and (3) our “AE.360.DDM” brand services. We also offer Ternary v2, a cloud-based subscription management and payment processing solution for Discord communities, which includes a suite of customer relations management tools and Stripe-verified payment processing. All of our services are based on our effective use of Discord as well as other social media including TikTok, X, Instagram, and YouTube.

Our Discord investment education and entertainment service is designed primarily by and for enthusiastic Generation Z, or Gen Z, retail investors, creators and influencers. Gen Z is commonly considered to be people born between 1997 and 2012. Our investment education and entertainment service focuses on stock, real estate, cryptocurrency, and NFT community learning programs designed for the next generation. While we believe that Gen Z will continue to be our primary market, our Discord server offering features education and entertainment content covering real estate investments, which is expected to appeal strongly to older generations as well. Our current combined server user membership is approximately 209,417 as of May 2024.

Our social media and marketing services utilize our management’s social influencer backgrounds by offering social media and marketing campaign services to business clients. Our team of social influencer independent contractors, which we call our “SiN” or “Social Influencer Network”, can perform social media and marketing campaign services to expand our clients’ Discord server bases and drive traffic to their businesses, as well as increase membership in our own servers.

Our “AE.360.DDM, Design Develop Manage” service, or “AE.360.DDM”, is a suite of services to individuals and companies seeking to create a server on Discord. We believe we are the first company to provide “Design, Develop and Manage,” or DDM, services for any individual, company, or organization that wishes to join Discord and create their own community. With our AE.360.DDM rollout, we are uniquely positioned to offer DDM services in the growing market for Discord servers.

Through Ternary v2, our subscription management and payment processing solution for Discord communities, subscribers can monetize and manage their Discord users. Ternary v2 simplifies the process for our subscribers to sell memberships to their Discord servers on their websites and collect payments through Stripe with daily payouts; add digital products and services and designate purchase options to their Discord servers; customize their user Discord permissions and roles and other Discord settings; and utilize our Discord bot to automatically apply their Discord user settings to authenticate new users, apply customizable permission sets to users, and remove users when their subscription expire. As a Stripe-verified partner through Ternary v2, we can also assist subscribers with integrating other platforms into their Discord servers with open application programming interfaces, further extending our platform’s capabilities.

We believe that we are a leading provider of all of these services, and that demand for all of our services will continue to grow. We expect to experience rapid revenue growth from our services. We believe that we have built a scalable and sustainable business model and that our competitive strengths position us favorably in each aspect of our business.

Our revenue depends on the number of paying subscribers to our Discord servers. During the three months ended March 31, 2024 and 2023, we received revenue from 438 and 382 Asset Entities Discord server paying subscribers, respectively.

Corporate Information

Our principal executive offices are located at 100 Crescent Court, 7th Floor, Dallas, TX 75201, and our telephone number is (214) 459-3117. We maintain a website at https://assetentities.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

May 2024 Private Placement

Securities Purchase Agreement

On May 24, 2024, we entered into the Ionic Purchase Agreement, as amended on June 13, 2024, with Ionic for the issuance and sale of up to 330 shares of the Company’s newly designated Series A Preferred Stock for maximum gross proceeds of $3,000,000. The shares of the Series A Preferred Stock are convertible into shares of Class B Common Stock. Pursuant to the Ionic Purchase Agreement, we are required to issue and sell 165 shares of Series A Preferred Stock at each of two closings subject to the satisfaction of the terms and conditions for each closing. The first closing (the “First Closing”) occurred on May 24, 2024 for the issuance and sale of 165 shares of Series A Preferred Stock for gross proceeds of $1,500,000. The second closing (the “Second Closing”), for the issuance and sale of 165 shares of Series A Preferred Stock for gross proceeds of $1,500,000, will occur on the first business day on which the conditions specified in the Ionic Purchase Agreement for the Second Closing are satisfied or waived, including the filing and effectiveness of the First Registration Statement (as defined below) and the effectiveness of the Stockholder Approval.

Registration Rights Agreement

In connection with the Ionic Purchase Agreement, we agreed to provide certain registration rights to Ionic, pursuant to a registration rights agreement, dated as of May 24, 2024 (the “Ionic Registration Rights Agreement”). The Ionic Registration Rights Agreement provides for the registration for resale of any and all shares of Class B Common Stock issuable to Ionic with respect to the shares of Series A Preferred Stock under the Ionic Purchase Agreement (the “Registrable Conversion Shares”). Within the later of 15 calendar days of the First Closing or May 24, 2024, we were required to file the registration statement (the “First Registration Statement”) of which this prospectus forms a part for the offer and resale of the maximum number of Registrable Conversion Shares permitted to be covered under the rules of the Securities and Exchange Commission (the “SEC”). The First Registration Statement must be declared effective within 45 days of the First Closing, or 90 days if the First Registration Statement receives a review. If an additional registration statement must be filed to cover the resale of Registrable Conversion Shares that were not permitted to be included in the First Registration Statement, we must file an additional registration statement (the “Second Registration Statement”) within 15 days of the Second Closing for the maximum number of Registrable Conversion Shares permitted to be covered under SEC rules. The Second Registration Statement must be declared effective within 45 days of the Second Closing, or 90 days if the Second Registration Statement receives a review. In the event the number of shares of Class B Common Stock available under the First Registration Statement and the Second Registration Statement is insufficient to cover all of the Registrable Conversion Shares, we will be required to file at least one additional registration statement (each of such additional registration statement, the First Registration Statement, and the Second Registration Statement, and collectively, the “Registration Statement”) within 14 days of the date that the necessity arises and that such additional Registration Statement may be filed under SEC rules to cover such Registrable Conversion Shares up to the maximum permitted to be covered under SEC rules, which must be made effective within 45 days of such date, or 90 days if such additional Registration Statement receives a review. Any failure to meet the filing deadline for either the First Registration Statement or the Second Registration Statement (“Filing Failure”) will result in liquidated damages of 100,000 shares of Class B Common Stock. Any failure to meet the effectiveness deadline for any Registration Statement (“Effectiveness Failure”) will result in liquidated damages of 100,000 shares of Class B Common Stock. Each of the shares issuable upon a Filing Failure or an Effectiveness Failure must also be covered by a Registration Statement to the same extent as the Registrable Conversion Shares. We will be required to use our best efforts to keep each Registration Statement effective until all such shares of Class B Common Stock are sold or may be sold without restriction pursuant to Rule 144 under the Securities Act (“Rule 144”), and without the requirement for us to be in compliance with the current public information requirement under Rule 144.

Terms of Series A Convertible Preferred Stock under Certificate of Designation and Securities Purchase Agreement

Pursuant to the Ionic Purchase Agreement, on May 24, 2024, we filed the Certificate of Designation with the Secretary of State of the State of Nevada, as amended by the Certificate of Amendment to Designation filed on June 14, 2024 with the Secretary of State of the State of Nevada, designating 660 shares of the Company’s Preferred Stock, $0.0001 par value per share, as “Series A Convertible Preferred Stock,” and setting forth the voting and other powers, preferences and relative, participating, optional or other rights of the Series A Preferred Stock. Each share of Series A Preferred Stock has an initial Stated Value of $10,000 per share.

The Series A Preferred Stock ranks senior to all capital stock of the Company with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, unless the holders of the majority of the outstanding shares of Series A Preferred Stock consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series A Preferred Stock.

Holders of Series A Preferred Stock will be entitled to receive cumulative dividends, in shares of Class B Common Stock (or cash at the Company’s option) on the Stated Value at an annual rate of 6% (which will increase to 12% if a Triggering Event occurs until such Triggering Event, if curable, is cured). Dividends will be payable upon conversion or redemption of the Series A Preferred Stock.

Holders of Series A Preferred Stock will be entitled to convert shares of Series A Preferred Stock into a number of shares of Class B Common Stock determined by dividing the Stated Value of such shares (plus any accrued but unpaid dividends and other amounts due, unless paid by the Company in cash) by the Conversion Price. The initial Conversion Price is $0.75, subject to adjustment including adjustments due to full-ratchet anti-dilution provisions. Holders may elect to convert shares of Series A Preferred Stock to Class B Common Stock at the Alternate Conversion Price equal to 85% (or 70% if the Company’s Class B Common Stock is suspended from trading on or delisted from a principal trading market or upon occurrence of a Triggering Event) of the average lowest daily volume weighed average price of the Class B Common Stock during the Alternate Conversion Measuring Period.

A holder of Series A Preferred Stock may not convert the Series A Preferred Stock into Class B Common Stock to the extent that such conversion would cause such holder’s beneficial ownership of Class B Common Stock to exceed 4.99% of the outstanding Class B Common Stock immediately after conversion, which may be increased by the holder to up to 9.99% upon no fewer than 61 days’ prior notice. In addition, the Company may not issue shares of Class B Common Stock upon conversion of the Series A Preferred Stock at less than the Minimum Price in an amount that may exceed the Exchange Limitation before the Stockholder Approval is obtained and effective for such issuances in excess of the Exchange Limitation in accordance with the requirements described immediately below. The Ionic Purchase Agreement requires that the Company obtain the Stockholder Approval by the prior written consent of the requisite stockholders to obtain the approval of such number of the holders of the outstanding shares of the Company’s voting securities as required by the Bylaws and the NRS, to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of the shares of Series A Preferred Stock and shares of Class B Common Stock issuable upon conversion of such shares pursuant to the Ionic Purchase Agreement, all as may be required by the applicable rules and regulations of The Nasdaq Capital Market tier of Nasdaq (or any successor entity). The Conversion Price also may not be lower than the Floor Price of $0.0855 per share. The Series A Preferred Stock also may not be converted except to the extent that the shares of Class B Common Stock issuable upon such conversion may be resold pursuant to Rule 144 or an effective and available registration statement.

The Ionic Purchase Agreement and the Certificate of Designation require that the Company file a Preliminary Information Statement on Schedule 14C with the SEC within 10 days of the date of the First Closing followed by the filing of a Definitive Information Statement on Schedule 14C with the SEC within 20 days of the date of the First Closing, or within 45 days of the date of the First Closing if delayed due to a court or regulatory agency, including but not limited to the SEC, which shall disclose the Stockholder Approval. In accordance with the rules of the SEC, the Stockholder Approval will become effective 20 days after the Definitive Information Statement is sent or given in accordance with SEC rules. Prior to such date of effectiveness, if the number of shares of Class B Common Stock subject to a conversion would exceed the Exchange Limitation prior to the date of the effectiveness of the Stockholder Approval, and the Conversion Price for such conversion would be lower than the Minimum Price or the Floor Price, then, upon any conversion of shares of Series A Preferred Stock, the Stated Value will automatically be increased by an amount equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Class B Common Stock trades at on the Trading Day (as defined below) immediately preceding the conversion date and (II) the applicable Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Class B Common Stock delivered (or to be delivered) to the holder on the applicable conversion date with respect to such conversion of Series A Preferred Stock from (II) the quotient obtained by dividing (x) the applicable value of the Series A Preferred Stock being converted that the holder has elected to be the subject of the applicable conversion of Series A Preferred Stock, by (y) the applicable Conversion Price.

In accordance with the requirements and provisions described above, on May 24, 2024, the Company obtained the Stockholder Approval by execution of a written consent in lieu of a special meeting of a majority of the voting power of the stockholders of the Company approving a resolution approving the issuance of Class B Common Stock in aggregate in excess of the limitations provided by Nasdaq Listing Rule 5635(d), including that an amount of shares of Class B Common Stock equal to or greater than 20% of the total common stock or voting power outstanding on the date of the Certificate of Designation may be issued pursuant to the Certificate of Designation at a price that may be less than the Minimum Price. On May 31, 2024, the Company filed a Preliminary Information Statement on Schedule 14C with the SEC. On June 13, 2024, the Company filed a Definitive Information Statement on Schedule 14C with the SEC disclosing the Stockholder Approval. On the 20th day following actions meeting these and other applicable requirements, the Stockholder Approval will be effective, and the Company will be permitted to issue more than the limited number of shares as defined by the Exchange Limitation, at prices that may be below the Minimum Price.

Under the Ionic Purchase Agreement, if the closing price of the Class B Common Stock falls below $0.75 per share, the holder’s total sales of Class B Common Stock will be restricted. The holder may only sell either the greater of $25,000 per Trading Day or 15% of the daily trading volume of the Class B Common Stock reported by Bloomberg, LP, until the closing price exceeds $0.75. “Trading Day” is defined as a day on which the principal trading market for the Class B Common Stock is open for trading for at least six hours.

In addition, while any of the shares of Series A Preferred Stock are outstanding, if the closing price of the Class B Common Stock is equal to or less than $0.0855 per share for a period of ten consecutive trading days, then the Company will promptly take all corporate action necessary to authorize a reverse stock split of the Class B Common Stock by a ratio equal to or greater than 300% of the quotient obtained by dividing $0.0855 by the lowest closing price of the Class B Common Stock during such ten-trading day period, including calling a special meeting of stockholders to authorize such reverse stock split or obtaining written consent for such reverse stock split, and voting the management shares of the Company in favor of such reverse stock split.

The Series A Preferred Stock will automatically convert to Class B Common Stock upon the 24-month anniversary of the initial issuance date of the Series A Preferred Stock.

The Company will have the right at any time to redeem all or any portion of the Series A Preferred Stock then outstanding at a price equal to 110% of the Stated Value plus any accrued but unpaid dividends and other amounts due.

Holders of the Series A Preferred Stock will generally have the right to vote on an as-converted basis with the Class B Common Stock, subject to the beneficial ownership limitation set forth in the Certificate of Designation.

We may not sell securities in a financing transaction while Ionic beneficially owns any of the Series A Preferred Stock or the common stock until the end of the 30-day period following the initial date of the effectiveness of the First Registration Statement of which this prospectus forms a part or during any Alternate Conversion Measuring Period. In addition, the Company may not file any other registration statement or any offering statement under the Securities Act, other than a registration statement on Form S-8 or supplements or amendments to registration statements that were filed and effective as of the date of the Ionic Purchase Agreement, unless each Registration Statement is effective and the respective prospectus is available for use, or the shares of Series A Preferred Stock and underlying shares of Class B Common Stock that must be included in each Registration Statement under the Ionic Registration Rights Agreement may be resold without limitation under Rule 144.

Placement Agent Compensation

In connection with each closing under the Ionic Purchase Agreement, pursuant to the Boustead Engagement Letter, and the underwriting agreement between us and Boustead, as representative of the underwriters of our initial public offering, dated February 2, 2023 (the “Underwriting Agreement”), we are required to pay Boustead a fee equal to 7% of the aggregate purchase price and a non-accountable expense allowance equal to 1% of the aggregate purchase price for the Series A Preferred Stock. On the date of the First Closing, we therefore paid Boustead a total amount of $120,000, and will be required to pay Boustead a total amount of $120,000 on the date of the Second Closing. In addition, on the date of the First Closing, the Company was required to issue the Placement Agent Warrant to Boustead for the purchase of 154,000 shares of Class B Common Stock, equal to 7% of the number of shares of Class B Common Stock that may be issued upon conversion of the Shares sold at the First Closing at the initial Conversion Price of $0.75 per share, subject to the Exchange Limitation before the effectiveness of the Stockholder Approval. If and when the Second Closing occurs, the Company will be required to issue an additional placement agent warrant to Boustead for the purchase of 154,000 shares of Class B Common Stock, equal to 7% of the number of shares of Class B Common Stock that may be issued upon conversion of the Shares sold at the Second Closing at the initial Conversion Price of $0.75 per share. The Placement Agent Warrant and each additional placement agent warrant issuable under the Boustead Engagement Letter in connection with the transactions contemplated by the Ionic Purchase Agreement will have an exercise price of $0.75 per share. In addition, we must issue 7,000 shares of Class B Common Stock to Boustead upon the occurrence of each Filing Failure and each Effectiveness Failure. Notwithstanding certain provisions in the Boustead Engagement Letter, the Placement Agent Warrant and any additional placement agent warrant will not contain piggyback registration rights and will not contain anti-dilution provisions for future stock issuances, etc., at a price or at prices below the exercise price per share, or provide for automatic exercise immediately prior to expiration. The Placement Agent Warrant and any additional placement agent warrant and the underlying shares may be deemed to be compensation by the Financial Industry Regulatory Authority, Inc. (“FINRA”), and may be subject to limits on exercise under FINRA rules.

The Offering

Class B Common Stock offered by the Selling Stockholders:	This prospectus relates to 1,934,469 shares of Class B Common Stock which may be sold from time to time by the Selling Stockholders, which includes:

● up to 1,780,469 of the shares of Class B Common Stock by Ionic issuable upon the conversion of shares of Series A Preferred Stock issued to Ionic pursuant to the Ionic Purchase Agreement and the Certificate of Designation, subject to applicable limitations or restrictions; and

● up to 154,000 shares of Class B Common Stock by Boustead issuable upon exercise of the Placement Agent Warrant.

Use of proceeds:	We will not receive any proceeds from any sales of the Class B Common Stock by the Selling Stockholders. Assuming the full exercise of the Placement Agent Warrant for cash, we will receive gross proceeds of $115,500.

Risk factors:	Investing in our Class B Common Stock involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 9 before deciding to invest in our Class B Common Stock.

Trading market and symbol:	Our Class B Common Stock is listed on The Nasdaq Capital Market tier of Nasdaq under the symbol “ASST”.

DESCRIPTION OF SECURITIES

The description of our authorized capital stock and our outstanding securities as of the date of the filing of the Annual Report is incorporated by reference to Exhibit 4.1 to the Annual Report, and supplemented or updated as follows:

General

As of May 24, 2024, there were 7,532,029 shares of Class A Common Stock, 7,522,971 shares of Class B Common Stock, 165 shares of Series A Preferred Stock outstanding, and no other shares of preferred stock issued and outstanding.

Series A Preferred Stock

Pursuant to the Ionic Purchase Agreement, on May 24, 2024, we filed the Certificate of Designation with the Secretary of State of the State of Nevada, as amended by the Certificate of Amendment to Designation filed on June 14, 2024 with the Secretary of State of the State of Nevada, designating 660 shares of the Company’s Preferred Stock, $0.0001 par value per share, as “Series A Convertible Preferred Stock,” and setting forth the voting and other powers, preferences and relative, participating, optional or other rights of the Series A Preferred Stock. Each share of Series A Preferred Stock has an initial Stated Value of $10,000 per share.

The Series A Preferred Stock ranks senior to all capital stock of the Company with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, unless the holders of the majority of the outstanding shares of Series A Preferred Stock consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series A Preferred Stock.

Holders of Series A Preferred Stock will be entitled to receive cumulative dividends, in shares of Class B Common Stock (or cash at the Company’s option) on the Stated Value at an annual rate of 6% (which will increase to 12% if a Triggering Event occurs until such Triggering Event, if curable, is cured). Dividends will be payable upon conversion or redemption of the Series A Preferred Stock.

Holders of Series A Preferred Stock will be entitled to convert shares of Series A Preferred Stock into a number of shares of Class B Common Stock determined by dividing the Stated Value of such shares (plus any accrued but unpaid dividends and other amounts due, unless paid by the Company in cash) by the Conversion Price. The initial Conversion Price is $0.75, subject to adjustment including adjustments due to full-ratchet anti-dilution provisions. Holders may elect to convert shares of Series A Preferred Stock to Class B Common Stock at the Alternate Conversion Price equal to 85% (or 70% if the Company’s Class B Common Stock is suspended from trading on or delisted from a principal trading market or upon occurrence of a Triggering Event) of the average lowest daily volume weighed average price of the Class B Common Stock during the Alternate Conversion Measuring Period.

A holder of Series A Preferred Stock may not convert the Series A Preferred Stock into Class B Common Stock to the extent that such conversion would cause such holder’s beneficial ownership of Class B Common Stock to exceed 4.99% of the outstanding Class B Common Stock immediately after conversion, which may be increased by the holder to up to 9.99% upon no fewer than 61 days’ prior notice. In addition, we may not issue shares of Class B Common Stock upon conversion of the Series A Preferred Stock at less than the Minimum Price in an amount that may exceed the Exchange Limitation before the Stockholder Approval is obtained and effective for such issuances in excess of the Exchange Limitation in accordance with the requirements described immediately below. The Ionic Purchase Agreement requires that the Company obtain the Stockholder Approval by the prior written consent of the requisite stockholders to obtain the approval of such number of the holders of the outstanding shares of the Company’s voting securities as required by the Bylaws and the NRS, to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of the shares of Series A Preferred Stock and shares of Class B Common Stock issuable upon conversion of such shares pursuant to the Ionic Purchase Agreement, all as may be required by the applicable rules and regulations of The Nasdaq Capital Market tier of Nasdaq (or any successor entity). The Conversion Price also may not be lower than the Floor Price of $0.0855 per share. The Series A Preferred Stock also may not be converted except to the extent that the shares of Class B Common Stock issuable upon such conversion may be resold pursuant to Rule 144 or an effective and available registration statement.

The Ionic Purchase Agreement and the Certificate of Designation require that the Company file a Preliminary Information Statement on Schedule 14C with the SEC within 10 days of the date of the First Closing followed by the filing of a Definitive Information Statement on Schedule 14C with the SEC within 20 days of the date of the First Closing, or within 45 days of the date of the First Closing if delayed due to a court or regulatory agency, including but not limited to the SEC, which shall disclose the Stockholder Approval. In accordance with the rules of the SEC, the Stockholder Approval will become effective 20 days after the Definitive Information Statement is sent or given in accordance with SEC rules. Prior to such date of effectiveness, if the number of shares of Class B Common Stock subject to a conversion would exceed the Exchange Limitation prior to the date of the effectiveness of the Stockholder Approval, and the Conversion Price for such conversion would be lower than the Minimum Price or the Floor Price, then, upon any conversion of shares of Series A Preferred Stock, the Stated Value will automatically be increased by an amount equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Class B Common Stock trades at on the Trading Day (as defined below) immediately preceding the conversion date and (II) the applicable Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Class B Common Stock delivered (or to be delivered) to the holder on the applicable conversion date with respect to such conversion of Series A Preferred Stock from (II) the quotient obtained by dividing (x) the applicable value of the Series A Preferred Stock being converted that the holder has elected to be the subject of the applicable conversion of Series A Preferred Stock, by (y) the applicable Conversion Price.

In accordance with the requirements and provisions described above, on May 24, 2024, the Company obtained the Stockholder Approval by execution of a written consent in lieu of a special meeting of a majority of the voting power of the stockholders of the Company approving a resolution approving the issuance of Class B Common Stock in aggregate in excess of the limitations provided by Nasdaq Listing Rule 5635(d), including that an amount of shares of Class B Common Stock equal to or greater than 20% of the total common stock or voting power outstanding on the date of the Certificate of Designation may be issued pursuant to the Certificate of Designation at a price that may be less than the Minimum Price. On May 31, 2024, the Company filed a Preliminary Information Statement on Schedule 14C with the SEC. On June 13, 2024, the Company filed a Definitive Information Statement on Schedule 14C with the SEC disclosing the Stockholder Approval. On the 20th day following actions meeting these and other applicable requirements, the Stockholder Approval will be effective, and the Company will be permitted to issue more than the limited number of shares as defined by the Exchange Limitation, at prices that may be below the Minimum Price.

Under the Ionic Purchase Agreement, if the closing price of the Class B Common Stock falls below $0.75 per share, the holder’s total sales of Class B Common Stock will be restricted. The holder can sell either the greater of $25,000 per Trading Day or 15% of the daily trading volume of the Class B Common Stock reported by Bloomberg, LP, until the closing price exceeds $0.75. “Trading Day” is defined as a day on which the principal trading market for the Class B Common Stock is open for trading for at least six hours.

In addition, while any of the shares of Series A Preferred Stock are outstanding, if the closing price of the Class B Common Stock is equal to or less than $0.0855 per share for a period of ten consecutive trading days, then the Company will promptly take all corporate action necessary to authorize a reverse stock split of the Class B Common Stock by a ratio equal to or greater than 300% of the quotient obtained by dividing $0.0855 by the lowest closing price of the Class B Common Stock during such ten-trading day period, including calling a special meeting of stockholders to authorize such reverse stock split or obtaining written consent for such reverse stock split, and voting the management shares of the Company in favor of such reverse stock split.

The Series A Preferred Stock will automatically convert to Class B Common Stock upon the 24-month anniversary of the initial issuance date of the Series A Preferred Stock.

The Company will have the right at any time to redeem all or any portion of the Series A Preferred Stock then outstanding at a price equal to 110% of the Stated Value plus any accrued but unpaid dividends and other amounts due.

Holders of the Series A Preferred Stock will generally have the right to vote on an as-converted basis with the Class B Common Stock, subject to the beneficial ownership limitation set forth in the Certificate of Designation.

We may not sell securities in a financing transaction while Ionic beneficially owns any of the Series A Preferred Stock or the common stock until the end of the 30-day period following the initial date of the effectiveness of the First Registration Statement of which this prospectus forms a part or during any Alternate Conversion Measuring Period. In addition, the Company may not file any other registration statement or any offering statement under the Securities Act, other than a registration statement on Form S-8 or supplements or amendments to registration statements that were filed and effective as of the date of the Ionic Purchase Agreement, unless each Registration Statement is effective and the respective prospectus is available for use, or the shares of Series A Preferred Stock and underlying shares of Class B Common Stock that must be included in each Registration Statement under the Ionic Registration Rights Agreement may be resold without limitation under Rule 144.

Ionic also has certain registration rights with respect to the Registrable Conversion Shares under the Ionic Registration Rights Agreement. The Ionic Registration Rights Agreement provides for the registration for resale of the Registrable Conversion Shares, which consist of any and all shares of Class B Common Stock issuable to Ionic with respect to the Series A Preferred Stock under the Ionic Purchase Agreement. Within the later of 15 calendar days of the First Closing or May 24, 2024, we were required to file the First Registration Statement, of which this prospectus forms a part, for the offer and resale of the maximum number of Registrable Conversion Shares permitted to be covered under SEC rules. The First Registration Statement must be declared effective within 45 days of the First Closing, or 90 days if the First Registration Statement receives a review. If an additional registration statement must be filed to cover the resale of Registrable Conversion Shares that were not permitted to be included in the First Registration Statement, we must file the Second Registration Statement within 15 days of the Second Closing for the maximum number of Registrable Conversion Shares permitted to be covered under SEC rules. The Second Registration Statement must be declared effective within 45 days of the Second Closing, or 90 days if the Second Registration Statement receives a review. In the event the number of shares of Class B Common Stock available under the First Registration Statement and the Second Registration Statement is insufficient to cover all of the Registrable Conversion Shares, we will be required to file at least one additional Registration Statement within 14 days of the date that the necessity arises and that such additional Registration Statement may be filed under SEC rules to cover such Registrable Conversion Shares up to the maximum permitted to be covered under SEC rules, which must be made effective within 45 days of such date, or 90 days if such additional Registration Statement receives a review. Any Filing Failure will result in liquidated damages of 100,000 shares of Class B Common Stock. Any Effectiveness Failure will result in liquidated damages of 100,000 shares of Class B Common Stock. Each of the shares issuable upon a Filing Failure or an Effectiveness Failure must also be covered by a Registration Statement to the same extent as the Registrable Conversion Shares. We will be required to use our best efforts to keep each Registration Statement effective until all such shares of Class B Common Stock are sold or may be sold without restriction pursuant to Rule 144, and without the requirement for us to be in compliance with the current public information requirement under Rule 144.

Placement Agent Warrant Relating to First Closing Under Ionic Purchase Agreement

In connection with each closing under the Ionic Purchase Agreement, pursuant to the Boustead Engagement Letter, and the Underwriting Agreement, on the date of the First Closing, we were required to issue the Placement Agent Warrant to Boustead for the purchase of 154,000 shares of Class B Common Stock, equal to 7% of the number of shares of Class B Common Stock that may be issued upon conversion of the shares of Series A Preferred Stock sold at the First Closing, subject to the Exchange Limitation before the effectiveness of the Stockholder Approval. If and when the Second Closing occurs, we will be required to issue an additional placement agent warrant to Boustead for the purchase of 154,000 shares of Class B Common Stock, equal to 7% of the number of shares of Class B Common Stock that may be issued upon conversion of the shares of Series A Preferred Stock sold at the Second Closing. The Placement Agent Warrant and each additional placement agent warrant issuable under the Boustead Engagement Letter in connection with the transactions contemplated by the Ionic Purchase Agreement will have an exercise price of $0.75 per share. Notwithstanding certain provisions in the Boustead Engagement Letter, the Placement Agent Warrant and any additional placement agent warrant will not contain piggyback registration rights and will not contain anti-dilution provisions for future stock issuances, etc., at a price or at prices below the exercise price per share, or provide for automatic exercise immediately prior to expiration. The Placement Agent Warrant and any additional placement agent warrant and the underlying shares may be deemed to be compensation by FINRA, and may be subject to limits on exercise under FINRA rules.

Equity Incentive Plan Restricted Shares

On May 2, 2022, we adopted the Asset Entities Inc. 2022 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to grant restricted stock and stock options to our officers, employees, directors, advisors and consultants. The maximum number of shares of Class B Common Stock that may be issued pursuant to awards granted under the Plan is 2,750,000 shares. Cancelled and forfeited stock options and stock awards may again become available for grant under the 2022 Plan. The Plan expires on May 2, 2032. As of May 24, 2024, we have granted 1,920,000 restricted shares of Class B Common Stock under the Plan. For further information, please see Item 11. “Executive Compensation – 2022 Equity Incentive Plan” of the Annual Report.

On February 6, 2023, we filed a Registration Statement on Form S-8 to register shares of Class B Common Stock issuable to certain of our employees, consultants and directors pursuant to the Plan. On February 7, 2023, we then granted a total of 1,411,000 restricted shares of Class B Common Stock under the Plan to the directors and officers of the Company, which are subject to certain vesting conditions.

On May 15, 2023, we granted 100,000 restricted shares of Class B Common Stock under the Plan to a consultant of the Company.

On June 8, 2023, we granted 100,000 restricted shares of Class B Common Stock under the Plan to a consultant of the Company, which are subject to certain vesting conditions. These shares were issued by our transfer agent on March 6, 2024.

On November 10, 2023, we granted a total of 300,000 restricted shares of Class B Common Stock under the Plan to employees and an officer of the Company, which are subject to certain vesting conditions. These shares were issued by our transfer agent on January 22, 2024.

On May 16, 2024, we granted 9,000 restricted shares of Class B Common Stock under the Plan to a director of the Company, which are subject to certain vesting conditions.

RISK FACTORS

An investment in our Class B Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, and the financial and other information set forth under Item 1A. “Risk Factors” of the Annual Report, which is incorporated herein by reference, and in other filings we make with the SEC, before purchasing our Class B Common Stock. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus and in the reports incorporated herein by reference, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to This Offering

Substantial future sales or issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the perception in the public markets that these sales or issuances may occur, may depress our stock price. Also, future issuances of our common stock or rights to purchase common stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

The conversion or exercise of our outstanding convertible or exercisable securities and resale of the underlying common stock, and any other future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, would result in a decrease in the ownership percentage of existing stockholders, i.e., dilution, which may cause the market price of our common stock to decline. We cannot predict the effect, if any, of future issuances, conversions, or exercises of our securities, on the price of our common stock. In all events, future issuances of our common stock would result in the dilution of your holdings. In addition, the perception that new issuances of our securities are likely to occur, or the perception that holders of securities convertible or exercisable for common stock are likely to sell their securities, could adversely affect the market price of our common stock. The effect of such dilution may be magnified as to all shares that are not or may eventually not be subject to restrictions on resale as enumerated below.

Based on the initial Conversion Price of $0.75 per share of Class B Common Stock, if Ionic converted all 330 of the shares of Series A Preferred Stock that were issued or that may be issued to Ionic pursuant to the Ionic Purchase Agreement and the Certificate of Designation, then, at the initial Stated Value of $10,000 per share, Ionic would be issued 4,400,000 shares of Class B Common Stock. An indeterminate number of shares of Class B Common Stock would be required to be issued if Ionic converts the shares of Series A Preferred Stock at the Alternate Conversion Price. The applicable Conversion Price may also be reduced as a result of a downward adjustment to the Conversion Price upon application of full-ratchet anti-dilution provisions. An additional 100,000 shares of Class B Common Stock must also be issued for any Filing Failure or Effectiveness Failure, and an additional 7,000 shares of Class B Common Stock must be issued to Boustead in connection with each such issuance. 308,000 shares of Class B Common Stock will also be issued if the Placement Agent Warrant and the placement agent warrant that must be issued with respect to the shares of Series A Preferred Stock at the time of the Second Closing are exercised in full. As a result, there may be significant dilution to our stockholders’ ownership, voting power and right to participate in dividends or other payments from future earnings, if any, and may cause a decline in the market price of our Class B Common Stock. Moreover, the Registration Statement, once effective, will allow such shares to be resold immediately into the public market without restriction, which may also adversely affect the market price of our common stock. A decline in our market price could also impair our ability to raise funds in additional equity or debt financings.

As of May 24, 2024, we have also granted 1,920,000 restricted shares of Class B Common Stock under the Plan to officers, directors, employees, and consultants that remain outstanding. We have filed a registration statement on Form S-8 to register the offering of these shares as well as other shares under stock options or other equity compensation that may be granted to our officers, directors, employees, and consultants or reserved for future issuance under the Plan. Subject to the satisfaction of vesting conditions, all of these shares registered under the registration statement on Form S-8 will be available for resale immediately in the public market without restriction other than those restrictions imposed on sales by affiliates pursuant to Rule 144.

Additionally, our employees, executive officers, and directors may enter into Rule 10b5-1 trading plans providing for sales of shares of our common stock from time to time. Under a Rule 10b5-1 trading plan, a broker executes trades pursuant to parameters established by the employee, director, or officer when entering into the plan, without further direction from the employee, officer, or director. A Rule 10b5-1 trading plan may be amended or terminated in some circumstances. Our employees, executive officers, and directors also may buy or sell additional shares outside of a Rule 10b5-1 trading plan when they are not in possession of material, non-public information, subject to the Rule 144 requirements referred to above. Actual or potential resales of our common stock by our employees, executive officers, and directors as restrictions end or pursuant to registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales could also cause the trading price of our common stock to decline and make it more difficult for you to sell shares of our common stock. The market price of shares of our common stock may drop significantly when restrictions on resale by our existing stockholders and beneficial owners lapse. The effect of these grants on the value of your shares may therefore be substantial.

We also expect that significant additional capital may be needed in the future beyond that raised in this offering to continue our planned operations, including potential acquisitions, hiring new personnel, marketing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities, or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

In the event that the market price of shares of our common stock drops significantly when the restrictions on resale by our existing stockholders lapse, existing stockholders’ dilution might be reduced to the extent that the decline in the price of shares of our common stock impedes our ability to raise capital through the issuance of additional shares of our common stock or other equity securities. However, in the event that our capital-raising ability is weakened as a result of a lower stock price, we may be unable to continue to fund our operations, which may further harm the value of our stock price.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The Selling Stockholders may sell the shares being offered by means of this prospectus at different times and at different prices.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things:

●	our ability to introduce new products and services;

●	our ability to obtain additional funding to develop additional services and offerings;

●	compliance with obligations under intellectual property licenses with third parties;

●	market acceptance of our new offerings;

●	competition from existing online offerings or new offerings that may emerge;

●	our ability to establish or maintain collaborations, licensing or other arrangements;

●	our ability and third parties’ abilities to protect intellectual property rights;

●	our ability to adequately support future growth;

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenue, costs or expenditures;

●	growth of and competition trends in our industry;

●	the accuracy and completeness of the data underlying our or third-party sources’ industry and market analyses and projections;

●	our expectations regarding demand for, and market acceptance of, our services;

●	our expectations regarding our relationships with investors, institutional funding partners and other parties with whom we collaborate;

●	our ability to comply with continued listing requirements of The Nasdaq Capital Market;

●	fluctuations in general economic and business conditions in the markets in which we operate; and

●	relevant government policies and regulations relating to our industry.

Forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to such risks, uncertainties and other factors. Discussions containing forward-looking statements may be found, among other places, in the section entitled “Risk Factors” in this prospectus, and the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.

The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

All forward-looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus or any document incorporated by reference herein or therein are qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Class B Common Stock by the Selling Stockholders. We will receive gross proceeds of up to $115,500 from cash exercise of the Placement Agent Warrant, but not from the sale of the underlying Class B Common Stock.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

The Class B Common Stock being offered by the Selling Stockholders are shares of Class B Common Stock issuable to the Selling Stockholders upon the conversion of shares of Series A Preferred Stock or the exercise of the Placement Agent Warrant. We are registering the shares for resale in order to permit the Selling Stockholders to offer the shares for resale from time to time and to comply with our requirements under the Ionic Registration Rights Agreement.

Except as disclosed below, the Selling Stockholders have not had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years other than with respect to the ownership of these securities, and, except as disclosed below, based on the information provided to us by the Selling Stockholders, none of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of our Class B Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Class B Common Stock beneficially owned by each of the Selling Stockholders. The third column lists the number of shares of Class B Common Stock being offered by this prospectus by the Selling Stockholders. The fourth column assumes the sale of all of the shares of Class B Common Stock being offered by the Selling Stockholders pursuant to this prospectus.

Applicable percentage ownership is based on 7,522,971 shares of Class B Common Stock outstanding as of May 24, 2024. For purposes of computing percentage ownership after this offering, we have assumed that all shares of Series A Preferred Stock into which the shares of Class B Common Stock being offered pursuant to this prospectus will be converted into shares of Class B Common Stock and sold in this offering, and that the Placement Agent Warrant will be exercised in full and that the shares of Class B Common Stock issuable upon such exercise will be sold in this offering. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares issuable upon exercise of warrants, conversion of shares of Series A Preferred Stock, or exercise or conversion of other exercisable or convertible securities held by that person that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of May 24, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Notwithstanding the foregoing, the shares of Series A Preferred Stock contain beneficial ownership limitations, such that we shall not effect any conversion and no holder has the right to convert such shares to the extent that after giving effect to the issuance of Class B Common Stock upon conversion thereof, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Class B Common Stock outstanding immediately after giving effect to such conversion, which such limitation may be increased to 9.99% upon no fewer than 61 days’ prior notice. The issuance of Class B Common Stock upon conversion of shares of Series A Preferred Stock is also limited by the Exchange Limitation. In addition, shares of Class B Common Stock may not be issued upon conversion of the Series A Preferred Stock except to the extent that the shares of Class B Common Stock issuable upon such conversion may be resold pursuant to Rule 144 or an effective and available registration statement. Since the information in the table below is as of May 24, 2024, and as of May 24, 2024, Rule 144 was not available and no registration statement was effective and available with respect to the shares of Class B Common Stock that may be issued upon conversion of the Series A Preferred Stock, the table below does not include any shares issuable upon conversion of Series A Preferred Stock in the Class B Common Stock beneficially owned prior to this offering.

The number of shares being offered by this prospectus does not give effect to the beneficial ownership limitation described above, the Exchange Limitation, or the limitation on conversion of Series A Preferred Stock to the extent that Rule 144 of an effective registration statement is available.

The Selling Stockholders may sell all, some or none of the shares being offered in this offering. See “Plan of Distribution”.

	Class B Common Stock Beneficially Owned Prior to this Offering					Class B Common Stock Beneficially Owned After this Offering
Name	Number of Shares		Percentage of Outstanding Shares(1)	Number of Shares Being Offered		Number of Shares	Percentage of Outstanding Shares
Ionic Ventures, LLC(2)	-		-	1,780,469	(2)	-	-
Boustead Securities, LLC(3)	373,450	(3)	4.73%	154,000	(3)	-	-

(1)	Based on 7,522,971 shares of Class B Common Stock issued and outstanding as of May 24, 2024. Any exercisable or convertible securities exercisable or convertible within 60 days of May 24, 2024 have been included in the denominator with respect to the respective beneficial owner only.
(2)	The amount of shares of Class B Common Stock being offered consists of up to 1,780,469 Class B Common Stock issuable upon conversion of a variable amount of the 165 shares of Series A Preferred Stock held by Ionic, without giving effect to the beneficial ownership limitation described above or the Exchange Limitation. Brendan O’Neil and Keith Coulston have shared power to vote and dispose the shares held by Ionic. Ionic’s business address is 3053 Fillmore Street, Suite 256, San Francisco, CA 94123. Mr. Coulston and Mr. O’Neil disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein.

(3)	The amount of shares of Class B Common Stock that are beneficially owned consists of (i) 105,000 shares of Class B Common Stock issuable upon exercise of a warrant issued to Boustead for services as partial consideration for services as the representative of the underwriters in connection with our initial public offering, and (ii) 268,450 shares of Class B Common Stock issuable upon exercise of placement agent warrants issued to Boustead as partial consideration for placement agent services. The number of shares of Class B Common Stock being offered consists of up to 154,000 shares of Class B Common Stock issuable upon exercise of the Placement Agent Warrant, without giving effect to the Exchange Limitation. Lincoln Smith has sole voting and investment power over the securities held by Boustead. Boustead is a registered broker-dealer.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares of Class B Common Stock offered by this prospectus under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares of Class B Common Stock offered by this prospectus, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with Rule 2121 of FINRA; and in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.

Pursuant to the Ionic Purchase Agreement, from the date of execution of the Ionic Purchase Agreement (May 24, 2024) until the date that no shares of Series A Preferred Stock are outstanding, neither Ionic nor any of its affiliates or agents will execute (i) any Short Sales (as “short sale” is defined in Rule 200 of Regulation SHO under the Exchange Act) of the Class B Common Stock or (ii) any hedging transaction that establishes a net short position with respect to the Class B Common Stock.

Except as described above, in connection with the sale of shares of Class B Common Stock offered by this prospectus or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Class B Common Stock in the course of hedging the positions they assume. Except as described above, the Selling Stockholders may also sell shares of Class B Common Stock offered by this prospectus short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Class B Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of Class B Common Stock offered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Class B Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The shares of Class B Common Stock offered by this prospectus will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of Class B Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of Class B Common Stock offered by this prospectus may not simultaneously engage in market making activities with respect to the Class B Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class B Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The Ionic Registration Rights Agreement contains certain registration requirements with respect to certain of the shares of Class B Common Stock being offered by means of this prospectus. See “Prospectus Summary – May 2024 Private Placement – Registration Rights Agreement”. We are also required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. In addition, we agreed to indemnify Ionic against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, the Exchange Act, or any other law.

LEGAL MATTERS

The validity of the shares of Class B Common Stock offered pursuant to this prospectus will be passed upon by Fennemore Craig P.C.

EXPERTS

The audited consolidated financial statements as of December 31, 2023, and for each of the years in the two-year period ended December 31, 2023 incorporated herein by reference from the Annual Report, have been audited by WWC, P.C., Certified Public Accountants, an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC registering the sale of the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We file annual, quarterly and current reports and other information with the SEC.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Additionally, we make these filings available, free of charge, on our website at https://investors.assetentities.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 2, 2024;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

●	our Current Reports on Form 8-K, filed with the SEC on April 2, 2024, April 9, 2024; April 17, 2024, April 22, 2024, May 16, 2024, May 28, 2024, May 28, 2024, May 31, 2024, and June 20, 2024; and

●	the description of the Class B Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-41612), filed with the SEC on February 2, 2023, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus or such prospectus supplement to the extent that a statement contained in this prospectus or such prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to:

Asset Entities Inc.

Attn: Secretary

100 Crescent Ct, 7th Floor

Dallas, TX 75201

(214) 459-3117.

Asset Entities Inc.

1,934,469 Shares of Class B Common Stock

PROSPECTUS

_______, 2024

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Asset Entities Inc. (the “Registrant,” “we,” “us,” or “our”) in connection with the sale of shares of common stock being registered. All amounts, other than the SEC registration fee, are estimates. We will pay all these expenses.

Amount
SEC registration fee	$132.34
Accounting fees and expenses	5,000
Legal fees and expenses	15,000
Transfer agent fees and expenses	5,000
Printing and miscellaneous fees	2,000
Total	$27,132.34

Item 14. Indemnification of Directors and Officers

The Registrant is a Nevada corporation. The Registrant’s bylaws provide for indemnification of the Registrant’s officers and directors against liabilities that they may incur acting as an officer or director to the fullest extent not prohibited by Nevada law. A summary of the circumstances for which such indemnification is provided is set forth below, but this description is qualified in its entirety by reference to the Registrant’s articles of incorporation and bylaws and to the statutory provisions.

Discretionary indemnification of officers and directors is covered by Section 78.7502 of the Nevada Revised Statutes (“NRS”). Section 78.7502(1) of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud, or a knowing violation of law; or (ii) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.751 provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

The Registrant’s bylaws provide that the Registrant will advance expenses incurred by any director or officer in connection with a proceeding as provided by Nevada law. NRS Section 78.751 provides that a corporation may advance expenses of officers and directors incurred in defending an action upon delivery of an undertaking by such person to repay all amounts so advanced if it is ultimately determined by final judicial decision that the indemnitee is not entitled to be indemnified for such expenses. The Registrant’s bylaws provide that notwithstanding the forgoing, no advance shall be made by Registrant if a determination is reasonably and promptly made (a) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (b) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (c) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Registrant. The Registrant’s bylaws also provide that the Registrant shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (a) such indemnification is expressly required to be made by law, (b) the proceeding was authorized by the board of directors of the corporation, (c) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the NRS or any other applicable law or (d) such indemnification is required to be made pursuant to the provisions of the bylaws providing for enforcement of indemnification rights under the bylaws.

The circumstances under which indemnification is granted in connection with an action brought on the Registrant’s behalf is generally the same as those set forth above except that indemnification shall not be made for any claim, issue, or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The NRS also grant the Registrant the power to purchase and maintain insurance which protects the Registrant’s directors, officers, employees and agents against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by the Registrant.

To the maximum extent permitted by law, the Registrant’s articles of incorporation eliminate or limit the liability of the Registrant’s directors and officers to the Registrant or the Registrant’s stockholders for monetary damages for breach of an officer or director’s fiduciary duty as an officer or director. NRS Section 138(7) generally provides that a director or officer is not liable to a corporation or its stockholders or creditors for any damages that result from an act or failure to act unless (a) it is proven that such actions or failure was not in good faith, on an informed basis and with a view to the interests of the corporation and (b) the act or failure to act involved intentional misconduct, fraud, or a knowing violation of law.

The Registrant has entered into separate indemnification agreements with the Registrant’s directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and the Registrant’s articles of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Registrant if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Registrant’s articles of incorporation and bylaws.

The Registrant has obtained standard policies of insurance under which coverage is provided (a) to the Registrant’s directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which the Registrant may make to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant under the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following are all issuances of the Registrant’s securities during the past three years that were not registered under the Securities Act.

Organizational Issuances

On March 9, 2022, we issued 10 shares of Class A Common Stock for a total purchase price of $1.00 to Asset Entities Limited Liability Company, a California limited liability company (“California LLC”).

On March 28, 2022, we merged with California LLC. Pursuant to the agreement and plan of merger, the units of California LLC were automatically converted into shares of Asset Entities Inc. in the same proportion as the percentage interests of California LLC represented by such units. As a result and as further provided in the agreement and plan of merger, on March 28, 2022, Asset Entities Holdings, LLC (“AEH”), which owned 97.56% of California LLC’s units, became the holder of 9,756,000 shares of Class A Common Stock of Asset Entities Inc., or 97.56% of the total issued and outstanding post-merger shares of common stock of Asset Entities Inc., and a holder of 2.44% of California LLC’s units became the holder of 244,000 shares of Class B Common Stock of Asset Entities Inc., or 2.44% of the total issued and outstanding post-merger shares of common stock of Asset Entities Inc.

Private Placements Prior to Initial Public Offering

On April 21, 2022, we entered into a Cancellation and Exchange Agreement with Asset Entities Holdings, LLC (“AEH”), the holder of 9,756,000 shares of Class A Common Stock, GKDB AE Holdings, LLC (“GKDB”), the holder of 200,000 units of membership interests in AEH representing 20.0% ownership of AEH, and certain holders of 790,000 units of membership interests in GKDB (the Former GKDB Holders”) representing 39.5% ownership in GKDB. In accordance with these agreements, we and AEH agreed to convert 770,724 shares of AEH’s Class A Common Stock into 770,724 shares of Class B Common Stock and transfer such shares to GKDB, in exchange for GKDB’s agreement to cancel and surrender 79,000 of GKDB’s 200,000 units of membership interests in AEH, representing the Former GKDB Holders’ 39.5% share of GKDB’s total ownership interest in AEH. GKDB in turn agreed to the cancellation of 79,000 of its AEH units and transfer of the 770,724 shares of Class B Common Stock to the Former GKDB Holders in proportion to their former ownership interests in GKDB, in exchange for the Former GKDB Holders’ agreement to cancel and surrender all of their units of membership interests in GKDB. The 770,724 shares of Class B Common Stock transferred to the Former GKDB Holders were derived from the Former GKDB Holders’ 7.9% nominal indirect interest in AEH’s 9,756,000 shares of Class A Common Stock, which in turn was derived from the Former GKDB Holders’ 39.5% ownership of GKDB and, in turn, their nominal indirect interest in 79,000 of GKDB’s 200,000 units, or 20.0% ownership of AEH. The Former GKDB Holders’ nominal indirect interest in AEH’s 9,756,000 shares of Class A Common Stock was therefore automatically converted into ownership of 770,724 shares of Class B Common Stock upon the conversion and transfer of this number of Class A Common Stock that were held by AEH to the Former GKDB Holders. As a result of these transactions, AEH held 8,985,276 shares of Class A Common Stock and the Former GKDB Holders held a total of 770,724 shares of Class B Common Stock.

On June 9, 2022, October 7, 2022, and October 21, 2022, we conducted private placements of shares of Class B Common Stock and entered into certain subscription agreements (each, a “Private Placement Subscription Agreement”) with a number of investors. Pursuant to the agreements, we issued 750,000 shares of Class B Common Stock at $1.00 per share for a total of $750,000. The shares were subject to certain lockup provisions until 365 days after the commencement of trading of our Class B Common Stock, subject to certain exceptions. However, these lockup provisions have been fully waived. If the Registrant’s common stock had not been listed on a national securities exchange on or before the first anniversary of the final closing of the private placement, then all of the private placement investors would have been entitled to receive one additional share for each share originally purchased. Boustead Securities, LLC (“Boustead”), which was the representative of the underwriters in our initial public offering, acted as placement agent in each private placement. Pursuant to our engagement letter agreement with Boustead (the “Boustead Engagement Letter”), in addition to payments of a success fee of $52,500, or 7% of the total purchase price of the shares sold in the private placements, and a non-accountable expense allowance of $7,500, or 1% of the total purchase price of the shares sold in the private placement, we agreed to issue Boustead five-year warrants (the “2022 Warrants”) to purchase up to 52,500 shares of Class B Common Stock in aggregate, exercisable on a cashless basis, with an exercise price of $6.25 per share, subject to adjustment.

The 2022 Warrants also provide that if the Registrant declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of the 2022 Warrants, then, in each such case, the holder(s) of the 2022 Warrants shall be entitled to participate in such Distribution to the same extent that the holder(s) would have participated therein if the holder(s) had held the number of shares of common stock acquirable upon a complete exercise of the 2022 Warrants (without regard to any limitations on exercise thereof) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the participation in such Distribution. Notwithstanding the Boustead Engagement Letter, the 2022 Warrants do not contain piggyback registration rights and do not contain anti-dilution provisions for future stock issuances, etc., at a price or at prices below the exercise price per share, or provide for automatic exercise immediately prior to expiration. A copy of each of the 2022 Warrants, dated June 9, 2022, October 7, 2022 and October 21, 2022, and of the form of Private Placement Subscription Agreement, is filed as Exhibit 4.2, Exhibit 4.3, Exhibit 4.4, and Exhibit 10.23 to this Registration Statement on Form S-1, respectively, and the description above is qualified in its entirety by reference to each such exhibit. See Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Engagement Letter with Boustead Securities, LLC” of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference herein, for a description of related terms of the Boustead Engagement Letter.

Private Placements with Triton Funds LP

On June 30, 2023, the Registrant entered into a Closing Agreement (the “Triton Closing Agreement”) with Triton Funds LP, a Delaware limited partnership (“Triton”). Under the Closing Agreement, the Registrant agreed to sell to Triton, at its option, shares of Class B Common Stock having an aggregate value of $1,000,000 (the “Triton Shares”), pursuant to a registration statement to be filed and made effective for the resale of the Triton Shares. Subject to the terms of the Triton Closing Agreement, the Registrant was provided a right to deliver a closing notice (the “Triton Closing Notice”) and issue the Triton Shares to Triton at any time before September 30, 2023, pursuant to which Triton had agreed to purchase the Triton Shares for $1,000,000 before deducting a $25,000 administrative fee. The price of each of the Triton Shares was agreed to be 85% of the lowest daily volume-weighted average price of the Class B Common Stock during the five business days prior to the closing of the purchase of the Triton Shares (the “Triton Closing”). The Triton Closing was required to occur within five business days after the Triton Shares were received by Triton. Triton’s obligation to purchase the Triton Shares was conditioned on the effectiveness of a registration statement covering the resale of the Triton Shares and Triton’s ownership not exceeding 9.99% of the Class B Common Stock outstanding as of June 30, 2023.

The Triton Closing Agreement contained additional requirements, including that the Registrant maintain the listing of the Class B Common Stock on the primary market on which the Class B Common Stock is listed and provide notice to Triton of certain events affecting registration or that may suspend its right to submit the Triton Closing Notice. The Registrant also agreed to provide indemnification against liabilities relating to misrepresentations, breaches of obligations, and third-party claims relating to the Triton Closing Agreement, with certain exceptions. The Triton Closing Agreement provided that it would expire either upon the Triton Closing or September 30, 2023.

On August 1, 2023, the Registrant entered into an Amended and Restated Closing Agreement (the “Triton Amended and Restated Closing Agreement”) with Triton. Subject to its terms, the Triton Amended and Restated Closing Agreement provided that the Registrant may deliver a Triton Closing Notice and issue certain securities to Triton at any time on or before September 30, 2023, pursuant to which Triton agreed to be required to purchase such securities of the Registrant with an aggregate gross purchase price of $1,000,000 in the following manner. Upon delivery of a Triton Closing Notice and the issuance and delivery of securities as described below, Triton agreed to purchase Triton Shares in an amount equal to up to 9.99% of the outstanding shares of Class B Common Stock following such purchase, pre-funded warrants (“Triton Pre-Funded Warrants” and together with Triton Shares, “Triton Securities”) that may be exercised to purchase an amount of newly-issued shares of Class B Common Stock (“Triton Warrant Shares”), or both Triton Shares and Triton Pre-Funded Warrants, such that the aggregate price of the Triton Shares and the Triton Pre-Funded Warrants together with the exercise price to be paid upon full exercise of the Triton Pre-Funded Warrants was required to equal a total gross purchase price of $1,000,000. Any proceeds under the Triton Amended and Restated Closing Agreement must be reduced by a $25,000 administrative fee. The Triton Amended and Restated Closing Agreement also provided that it would expire either upon the date that Triton paid the required purchase price after receiving a Triton Closing Notice, or September 30, 2023. The terms of the price of the Triton Securities and the required date of the Triton Closing were not amended, except that if Triton elected to purchase Triton Pre-Funded Warrants in lieu of Triton Shares, then the purchase price per Triton Pre-Funded Warrant acquired would be reduced by $0.01 with such $0.01 being the exercise price of the Triton Pre-Funded Warrant.

The Triton Amended and Restated Closing Agreement provided that Triton’s obligation to purchase the Triton Securities was subject to certain conditions. These conditions included the filing and effectiveness of the required registration statement for the resale of the Triton Securities. In addition, the Class B Common Stock was required to remain listed on the Nasdaq Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”), and the issuance of the Triton Securities was required to not violate any requirements of Nasdaq. Triton’s purchase requirement was also subject to provisions that prevented Triton from acquiring shares of Class B Common Stock at the time of any sale of the Triton Securities or exercise of the Triton Pre-Funded Warrants that would result in the number of shares beneficially owned by Triton and its affiliates exceeding 9.99% of the total number of shares of Class B Common Stock outstanding immediately after giving effect to the issuance of the shares under the Triton Amended and Restated Closing Agreement or the Triton Pre-Funded Warrants (the “Triton Beneficial Ownership Limitation”). The Triton Amended and Restated Closing Agreement provided for the issuance of the Triton Pre-Funded Warrants in lieu of issuance of some or all the Triton Shares, with an exercise price of $0.01 per share and with no expiration date, if, in Triton’s sole discretion, it would otherwise exceed the Beneficial Ownership Limitation, or otherwise upon Triton’s election. For each of the Triton Shares that Triton instead elected to be issuable as Triton Warrant Shares, the number of Triton Shares that we were required to issue to Triton at the time of any sale of the Triton Securities was required to be decreased on a one-for-one basis. We were also required to provide indemnification against liabilities relating to misrepresentations, breaches of obligations, and third-party claims relating to the Triton Amended and Restated Closing Agreement, with certain exceptions.

In connection with the Triton Amended and Restated Closing Agreement, pursuant to the Boustead Engagement Letter, upon a closing under the Triton Amended and Restated Closing Agreement, the Registrant must pay Boustead a cash fee equal to 7% of the gross proceeds to be received from such closing and pay Boustead a non-accountable expense allowance equal to 1% of the gross proceeds to be received from such closing. The Registrant must also issue Boustead a warrant with respect to any Triton Shares exercisable for a number of shares of Class B Common Stock equal to 7% of the number of the Triton Shares at an exercise price equal to the price per share for the Triton Shares, and a warrant with respect to the issuance of any Triton Pre-Funded Warrants exercisable for a number of shares of Class B Common Stock equal to 7% of the Triton Warrant Shares at an exercise price equal to $0.01 per share (any such warrant, a “Tail Warrant”). Each Tail Warrant must be exercisable for a period of five years and contain cashless exercise provisions. The Registrant also must reimburse Boustead for all reasonable invoiced out-of-pocket expenses in connection with its performance of any services relating to the Triton Amended and Restated Closing Agreement, regardless of whether a sale under the Triton Amended and Restated Closing Agreement occurred. For further discussion of the Boustead Engagement Letter, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Engagement Letter with Boustead Securities, LLC” of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference herein, for a description of related terms of the Boustead Engagement Letter.

On August 18, 2023, the Registrant filed a Registration Statement on Form S-1 (File No. 333-274079) to register the offer and sale of the Triton Securities in an amount of up to 885,000 shares of Class B Common Stock consisting of Triton Shares and Triton Warrant Shares. The registration statement also registered the offer and sale of up to 61,950 shares of Class B Common Stock under Tail Warrants. The registration statement was declared effective on September 6, 2023.

Under an Amendment to Triton Amended and Restated Closing Agreement (the “First Triton Amendment”), dated as of September 27, 2023, the Registrant and Triton agreed to amend the Triton Amended and Restated Closing Agreement (as amended, the “Amended A&R Closing Agreement”) to provide that the Amended A&R Closing Agreement will expire on December 30, 2023 instead of September 30, 2023; to provide that up to an aggregate value of $1,000,000 of the Class B Common Stock, based on the purchase price formula described above, may be sold and purchased pursuant to a Triton Closing Notice; and to amend the form of Triton Closing Notice to provide for a specific number of shares that may be sold to Triton under the Amended A&R Closing Agreement. The First Triton Amendment did not amend any of the other provisions of the Triton Amended and Restated Closing Agreement.

As an incentive to Triton to enter into the First Triton Amendment and agree to the extension of the term of the $1,000,000 equity line under the Amended A&R Closing Agreement to December 30, 2023, the Registrant indicated to Triton that it would deliver a Triton Closing Notice under the Amended A&R Closing Agreement to sell a number of shares of Class B Common Stock equal to approximately 4.9% of the outstanding shares of Class B Common Stock prior to the sale. Therefore, on September 29, 2023, under the Amended A&R Closing Agreement, the Registrant delivered a Triton Closing Notice to Triton (the “First Triton Closing Notice”) for the purchase of 263,410 Triton Shares (the “First Triton Shares”), which was the amount of shares of Class B Common Stock equal to approximately 4.9% of the 5,375,724 shares of Class B Common Stock outstanding on that date. Pursuant to the Amended A&R Closing Agreement, the closing date for this purchase was required to take place within five business days after the Triton Shares were delivered to Triton. On the date of this Triton Closing (the “First Triton Closing”), Triton was required to pay the Registrant a purchase price per share equal to 85% of the lowest daily volume-weighted average price of the Class B Common Stock during the five business days prior to the date of the First Triton Closing, the proceeds of which would be reduced by the $25,000 administrative fee, in accordance with the terms of the Amended A&R Closing Agreement.

On October 4, 2023, the First Triton Shares were received by Triton. Pursuant to the Amended A&R Closing Agreement, on the fifth business day following the day that the First Triton Shares were received, Triton was required to pay the Registrant approximately $45,841, based on a price per share of $0.26894, equal to 85% of $0.3164, the lowest daily volume-weighted average price of the Class B Common Stock during the five-business-day period ending October 11, 2023, less the $25,000 administrative fee. The Registrant received payment of this amount on October 13, 2023.

In connection with the First Triton Closing, pursuant to the Boustead Engagement Letter and the underwriting agreement between us and Boustead, as representative of the underwriters of our initial public offering, dated February 2, 2023 (the “Underwriting Agreement”), the Registrant was required to pay Boustead a fee equal to 7% of the aggregate purchase price, and non-accountable expense allowance equal to 1% of the aggregate purchase price for the First Triton Shares. In addition, the Registrant issued a Tail Warrant to Boustead for the purchase of 18,439 shares of Class B Common Stock, equal to 7% of the number of the First Triton Shares, with an exercise price of $0.26894 per share, equal to the purchase price per share of the First Triton Shares. The Tail Warrant is exercisable for a period of five years and contains cashless exercise provisions.

Under a Second Amendment to Triton Amended and Restated Closing Agreement (the “Second Triton Amendment”), dated as of December 30, 2023, the Registrant and Triton agreed to amend the Amended A&R Closing Agreement to provide that the Amended A&R Closing Agreement will expire on March 31, 2024, instead of December 30, 2023. The Second Triton Amendment did not amend any of the other provisions of the Amended A&R Closing Agreement.

Under a Third Amendment to Amended and Restated Closing Agreement (the “Third Triton Amendment”), dated as of March 29, 2024, the Registrant and Triton agreed to amend the Amended A&R Closing Agreement to provide that the Amended A&R Closing Agreement will expire on April 30, 2024, instead of March 31, 2024. The Third Triton Amendment did not amend any of the other provisions of the Amended A&R Closing Agreement.

Pursuant to the Amended A&R Closing Agreement, as amended by each of the Second Triton Amendment and the Third Triton Amendment, on March 27, 2024, the Registrant delivered a Triton Closing Notice to Triton informing Triton that the Registrant had elected to exercise its right to sell Triton 621,590 Triton Shares (the “Second Triton Shares”). The price of each of the Second Triton Shares was required to be 85% of the lowest daily volume-weighted average price of the Class B Common Stock during the five business days prior to the Triton Closing for the sale of the Second Triton Shares (the “Second Triton Closing”), and the Second Triton Closing was required to occur within five business days after the date that the Second Triton Shares were received by Triton.

On April 10, 2024, the date of the Second Triton Closing, the price of the Second Triton Shares was determined to be $0.34 per share based on the lowest daily volume-weighted average price of the Class B Common Stock during the five business days prior to the Second Triton Closing, which was $0.40 per share. On April 17, 2024, the Registrant received gross proceeds of $211,341.

In connection with the Second Triton Closing, pursuant to the Boustead Engagement Letter and the Underwriting Agreement, the Registrant paid Boustead, as placement agent compensation, a fee equal to 7% of the aggregate purchase price and a non-accountable expense allowance equal to 1% of the aggregate purchase price for the Second Triton Shares. In addition, the Registrant issued a Tail Warrant to Boustead for the purchase of 43,511 shares of Class B Common Stock, equal to 7% of the number of the Triton Shares, with an exercise price of $0.34 per share, equal to the purchase price per share of the Second Triton Shares. The Tail Warrant is exercisable for a period of five years and contains cashless exercise provisions.

May 2024 Private Placement

Securities Purchase Agreement

Under a Securities Purchase Agreement, dated as of May 24, 2024, as amended by a First Amendment to Securities Purchase Agreement, dated as of June 13, 2024 (as amended, the “Ionic Purchase Agreement”), between the Registrant and Ionic Ventures, LLC, a California limited liability company (“Ionic”), the Registrant agreed to the issuance and sale of up to 330 shares of the Registrant’s newly designated Series A Convertible Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”), for maximum gross proceeds of $3,000,000. The shares of the Series A Preferred Stock are convertible into shares of Class B Common Stock. Pursuant to the Ionic Purchase Agreement, we are required to issue and sell 165 shares of Series A Preferred Stock at each of two closings subject to the satisfaction of the terms and conditions for each closing. The first closing (the “First Closing”) occurred on May 24, 2024 for the issuance and sale of 165 shares of Series A Preferred Stock for gross proceeds of $1,500,000. The second closing (the “Second Closing”), for the issuance and sale of 165 shares of Series A Preferred Stock for gross proceeds of $1,500,000, will occur on the first business day on which the conditions specified in the Ionic Purchase Agreement for the Second Closing are satisfied or waived, including the filing and effectiveness of the First Registration Statement (as defined below) and the effectiveness of the Stockholder Approval (as defined below).

Registration Rights Agreement

In connection with the Ionic Purchase Agreement, we agreed to provide certain registration rights to Ionic, pursuant to a Registration Rights Agreement, dated as of May 24, 2024 (the “Ionic Registration Rights Agreement”). The Ionic Registration Rights Agreement provides for the registration for resale of any and all shares of Class B Common Stock issuable to Ionic with respect to the shares of Series A Preferred Stock under the Ionic Purchase Agreement (the “Registrable Conversion Shares”). Within the later of 15 calendar days of the First Closing or May 24, 2024, we were required to file the registration statement (the “First Registration Statement”) of which this prospectus forms a part for the offer and resale of the maximum number of Registrable Conversion Shares permitted to be covered under the rules of the SEC. The First Registration Statement must be declared effective within 45 days of the First Closing, or 90 days if the First Registration Statement receives a review. If an additional registration statement must be filed to cover the resale of Registrable Conversion Shares that were not permitted to be included in the First Registration Statement, we must file an additional registration statement (the “Second Registration Statement”) within 15 days of the Second Closing for the maximum number of Registrable Conversion Shares permitted to be covered under SEC rules. The Second Registration Statement must be declared effective within 45 days of the Second Closing, or 90 days if the Second Registration Statement receives a review. In the event the number of shares of Class B Common Stock available under the First Registration Statement and the Second Registration Statement is insufficient to cover all of the Registrable Conversion Shares, we will be required to file at least one additional registration statement (each of such additional registration statement, the First Registration Statement, and the Second Registration Statement, and collectively, the “Registration Statement”) within 14 days of the date that the necessity arises and that such additional Registration Statement may be filed under SEC rules to cover such Registrable Conversion Shares up to the maximum permitted to be covered under SEC rules, which must be made effective within 45 days of such date, or 90 days if such additional Registration Statement receives a review. Any failure to meet the filing deadline for either the First Registration Statement or the Second Registration Statement (“Filing Failure”) will result in liquidated damages of 100,000 shares of Class B Common Stock. Any failure to meet the effectiveness deadline for any Registration Statement (“Effectiveness Failure”) will result in liquidated damages of 100,000 shares of Class B Common Stock. Each of the shares issuable upon a Filing Failure or an Effectiveness Failure must also be covered by a Registration Statement to the same extent as the Registrable Conversion Shares. We will be required to use our best efforts to keep each Registration Statement effective until all such shares of Class B Common Stock are sold or may be sold without restriction pursuant to Rule 144 under the Securities Act (“Rule 144”), and without the requirement for us to be in compliance with the current public information requirement under Rule 144.

Terms of Series A Convertible Preferred Stock under Certificate of Designation and Securities Purchase Agreement

Pursuant to the Ionic Purchase Agreement, on May 24, 2024, we filed the Certificate of Designation of Series A Convertible Preferred Stock of the Registrant with the Secretary of State of the State of Nevada, as amended by the Certificate of Amendment to Designation filed with the Secretary of State of the State of Nevada on June 14, 2024 (as amended, the “Certificate of Designation”), designating 660 shares of the Registrant’s Preferred Stock, $0.0001 par value per share, as “Series A Convertible Preferred Stock,” and setting forth the voting and other powers, preferences and relative, participating, optional or other rights of the Series A Preferred Stock. Each share of Series A Preferred Stock has an initial stated value (“Stated Value”) of $10,000 per share.

The Series A Preferred Stock ranks senior to all capital stock of the Registrant with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Registrant, unless the holders of the majority of the outstanding shares of Series A Preferred Stock consent to the creation of other capital stock of the Registrant that is senior or equal in rank to the Series A Preferred Stock.

Holders of Series A Preferred Stock will be entitled to receive cumulative dividends, in shares of Class B Common Stock (or cash at the Registrant’s option) on the Stated Value at an annual rate of 6% (which will increase to 12% if a Triggering Event (as defined in the Certificate of Designation) occurs until such Triggering Event, if curable, is cured). Dividends will be payable upon conversion or redemption of the Series A Preferred Stock.

Holders of Series A Preferred Stock will be entitled to convert shares of Series A Preferred Stock into a number of shares of Class B Common Stock determined by dividing the Stated Value of such shares (plus any accrued but unpaid dividends and other amounts due, unless paid by the Registrant in cash) by the conversion price of the Series A Preferred Stock (the “Conversion Price”). The initial Conversion Price is $0.75, subject to adjustment including adjustments due to full-ratchet anti-dilution provisions. Holders may elect to convert shares of Series A Preferred Stock to Class B Common Stock at an alternate Conversion Price equal to 85% (or 70% if the Registrant’s Class B Common Stock is suspended from trading on or delisted from a principal trading market or upon occurrence of a Triggering Event) of the average lowest daily volume weighed average price of the Class B Common Stock during the Alternate Conversion Measuring Period (as defined in the Certificate of Designation) (the “Alternate Conversion Price”).

A holder of Series A Preferred Stock may not convert the Series A Preferred Stock into Class B Common Stock to the extent that such conversion would cause such holder’s beneficial ownership of Class B Common Stock to exceed 4.99% of the outstanding Class B Common Stock immediately after conversion, which may be increased by the holder to up to 9.99% upon no fewer than 61 days’ prior notice. In addition, the Registrant may not issue shares of Class B Common Stock upon conversion of the Series A Preferred Stock at less than the price (the “Minimum Price”) that is equal to the lower of the last closing price of the stock immediately preceding the signing of the related binding agreement and the average closing price for the five trading days immediately preceding the signing of the related binding agreement, in an amount exceeding 19.99% of the Registrant’s outstanding common stock, $0.0001 par value per share (“common stock”), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of common stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Certificate of Designation under applicable rules of Nasdaq, including Nasdaq Listing Rule 5635(d) (such amount, the “Exchange Limitation”), before the effectiveness of the approval of such number of the holders of the outstanding shares of the Registrant’s voting securities as required by the Bylaws of the Registrant (the “Bylaws”) and the NRS, to ratify and approve all of the transactions contemplated by the Transaction Documents (as defined in the Ionic Purchase Agreement), including the issuance of all of the shares of Series A Preferred Stock and shares of Class B Common Stock upon conversion of the shares of Series A Preferred Stock, all as may be required by the applicable rules and regulations of The Nasdaq Capital Market tier of Nasdaq (or any successor entity) (the “Stockholder Approval”). The Ionic Purchase Agreement requires that the Registrant obtain the Stockholder Approval by the prior written consent of the requisite stockholders to obtain the approval of such number of the holders of the outstanding shares of the Registrant’s voting securities as required by the Bylaws and the NRS, to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of the shares of Series A Preferred Stock and shares of Class B Common Stock issuable upon conversion of such shares pursuant to the Ionic Purchase Agreement, all as may be required by the applicable rules and regulations of The Nasdaq Capital Market tier of Nasdaq (or any successor entity). The Conversion Price also may not be lower than a separate floor price (the “Floor Price”) of $0.0855 per share. The Series A Preferred Stock also may not be converted except to the extent that the shares of Class B Common Stock issuable upon such conversion may be resold pursuant to Rule 144 or an effective and available registration statement.

The Ionic Purchase Agreement and the Certificate of Designation require that the Registrant file a Preliminary Information Statement on Schedule 14C with the SEC within 10 days of the date of the First Closing followed by the filing of a Definitive Information Statement on Schedule 14C with the SEC within 20 days of the date of the First Closing, or within 45 days of the date of the First Closing if delayed due to a court or regulatory agency, including but not limited to the SEC, which shall disclose the Stockholder Approval. In accordance with the rules of the SEC, the Stockholder Approval will become effective 20 days after the Definitive Information Statement is sent or given in accordance with SEC rules. Prior to such date of effectiveness, if the number of shares of Class B Common Stock subject to a conversion would exceed the Exchange Limitation prior to the date of the effectiveness of the Stockholder Approval, and the Conversion Price for such conversion would be lower than the Minimum Price or the Floor Price, then, upon any conversion of shares of Series A Preferred Stock, the Stated Value will automatically be increased by an amount equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Class B Common Stock trades at on the Trading Day (as defined below) immediately preceding the conversion date and (II) the applicable Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Class B Common Stock delivered (or to be delivered) to the holder on the applicable conversion date with respect to such conversion of Series A Preferred Stock from (II) the quotient obtained by dividing (x) the applicable value of the Series A Preferred Stock being converted that the holder has elected to be the subject of the applicable conversion of Series A Preferred Stock, by (y) the applicable Conversion Price.

In accordance with the requirements and provisions described above, on May 24, 2024, the Registrant obtained the Stockholder Approval by execution of a written consent in lieu of a special meeting of a majority of the voting power of the stockholders of the Registrant approving a resolution approving the issuance of Class B Common Stock in aggregate in excess of the limitations provided by Nasdaq Listing Rule 5635(d), including that an amount of shares of Class B Common Stock equal to or greater than 20% of the total common stock or voting power outstanding on the date of the Certificate of Designation may be issued pursuant to the Certificate of Designation at a price that may be less than either or both of the Minimum Price or the Floor Price. On May 31, 2024, the Registrant filed a Preliminary Information Statement on Schedule 14C with the SEC. On June 13, 2024, the Registrant filed a Definitive Information Statement on Schedule 14C with the SEC disclosing the Stockholder Approval. On the 20th day following actions meeting these and other applicable requirements, the Stockholder Approval will be effective, and the Registrant will be permitted to issue more than the limited number of shares as defined by the Exchange Limitation, at prices that may be below the Minimum Price.

Under the Ionic Purchase Agreement, if the closing price of the Class B Common Stock falls below $0.75 per share, the holder’s total sales of Class B Common Stock will be restricted. The holder may only sell either the greater of $25,000 per Trading Day or 15% of the daily trading volume of the Class B Common Stock reported by Bloomberg, LP, until the closing price exceeds $0.75. “Trading Day” is defined as a day on which the principal trading market for the Class B Common Stock is open for trading for at least six hours.

In addition, while any of the shares of Series A Preferred Stock are outstanding, if the closing price of the Class B Common Stock is equal to or less than $0.0855 per share for a period of ten consecutive trading days, then the Registrant will promptly take all corporate action necessary to authorize a reverse stock split of the Class B Common Stock by a ratio equal to or greater than 300% of the quotient obtained by dividing $0.0855 by the lowest closing price of the Class B Common Stock during such ten-trading day period, including calling a special meeting of stockholders to authorize such reverse stock split or obtaining written consent for such reverse stock split, and voting the management shares of the Company in favor of such reverse stock split.

The Series A Preferred Stock will automatically convert to Class B Common Stock upon the 24-month anniversary of the initial issuance date of the Series A Preferred Stock.

The Registrant will have the right at any time to redeem all or any portion of the Series A Preferred Stock then outstanding at a price equal to 110% of the Stated Value plus any accrued but unpaid dividends and other amounts due.

Holders of the Series A Preferred Stock will generally have the right to vote on an as-converted basis with the Class B Common Stock, subject to the beneficial ownership limitation set forth in the Certificate of Designation.

We may not sell securities in a financing transaction while Ionic beneficially owns any of the Series A Preferred Stock or the common stock until the end of the 30-day period following the initial date of the effectiveness of the First Registration Statement of which this prospectus forms a part or during any Alternate Conversion Measuring Period. In addition, the Registrant may not file any other registration statement or any offering statement under the Securities Act, other than a registration statement on Form S-8 or supplements or amendments to registration statements that were filed and effective as of the date of the Ionic Purchase Agreement, unless each Registration Statement is effective and the respective prospectus is available for use, or the shares of Series A Preferred Stock and underlying shares of Class B Common Stock that must be included in each Registration Statement under the Ionic Registration Rights Agreement may be resold without limitation under Rule 144.

Placement Agent Compensation

In connection with each closing under the Ionic Purchase Agreement, pursuant to the Boustead Engagement Letter, and the underwriting agreement between us and Boustead, as representative of the underwriters of our initial public offering, dated February 2, 2023 (the “Underwriting Agreement”), we are required to pay Boustead a fee equal to 7% of the aggregate purchase price and a non-accountable expense allowance equal to 1% of the aggregate purchase price for the Series A Preferred Stock. On the date of the First Closing, we therefore paid Boustead a total amount of $120,000, and will be required to pay Boustead a total amount of $120,000 on the date of the Second Closing. In addition, on the date of the First Closing, the Registrant was required to issue a placement agent warrant to Boustead for the purchase of 154,000 shares of Class B Common Stock, equal to 7% of the number of shares of Class B Common Stock that may be issued upon conversion of the Shares sold at the First Closing at the initial Conversion Price of $0.75 per share, subject to the Exchange Limitation before the effectiveness of the Stockholder Approval (the “Ionic Placement Agent Warrant”). If and when the Second Closing occurs, the Registrant will be required to issue an additional placement agent warrant to Boustead for the purchase of 154,000 shares of Class B Common Stock, equal to 7% of the number of shares of Class B Common Stock that may be issued upon conversion of the Shares sold at the Second Closing at the initial Conversion Price of $0.75 per share. The Ionic Placement Agent Warrant and each additional placement agent warrant issuable under the Boustead Engagement Letter in connection with the transactions contemplated by the Ionic Purchase Agreement will have an exercise price of $0.75 per share. In addition, we must issue 7,000 shares of Class B Common Stock to Boustead upon the occurrence of each Filing Failure and each Effectiveness Failure. Notwithstanding certain provisions in the Boustead Engagement Letter, the Ionic Placement Agent Warrant and any additional placement agent warrant will not contain piggyback registration rights and will not contain anti-dilution provisions for future stock issuances, etc., at a price or at prices below the exercise price per share, or provide for automatic exercise immediately prior to expiration. The Ionic Placement Agent Warrant and any additional placement agent warrant and the underlying shares may be deemed to be compensation by the Financial Industry Regulatory Authority, Inc. (“FINRA”), and may be subject to limits on exercise under FINRA rules.

General

Unless otherwise stated above, the issuances of these securities were made in reliance upon exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder for the offer and sale of securities not involving a public offering.

No underwriter was engaged in connection with the foregoing sales of securities. The Registrant has reason to believe that all of the foregoing purchasers were familiar with or had access to information concerning the operations and financial conditions of the Registrant, and all of those individuals or entities purchasing securities represented that they were accredited investors, acquiring the shares for investment and without a view to the distribution thereof. At the time of issuance, all of the foregoing securities were deemed to be restricted securities for purposes of the Securities Act and the certificates representing such securities bore legends to that effect.

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 11, 2022, by and between Asset Entities Limited Liability Company and Asset Entities Inc. (incorporated by reference to Exhibit 2.1 to Registration Statement on Form S-1 filed on September 2, 2022)
3.1	Articles of Incorporation of Asset Entities Inc. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 filed on September 2, 2022)
3.2	Bylaws of Asset Entities Inc. (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 filed on September 2, 2022)
3.3	Certificate of Designation of Series A Convertible Preferred Stock of Asset Entities Inc. filed with the Secretary of State of the State of Nevada on May 24, 2024 (incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-1 filed on June 7, 2024)
3.4	Certificate of Amendment to Designation of Asset Entities Inc. filed with the Secretary of State of the State of Nevada on June 14, 2024 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on June 20, 2024)
4.1	Warrant To Purchase Class B Common Stock issued to Boustead Securities, LLC, dated June 9, 2022 (incorporated by reference to Exhibit 4.2 to Annual Report on Form 10-K filed on March 31, 2023)
4.2	Warrant To Purchase Class B Common Stock issued to Boustead Securities, LLC, dated October 7, 2022 (incorporated by reference to Exhibit 4.3 to Annual Report on Form 10-K filed on March 31, 2023)
4.3	Warrant To Purchase Class B Common Stock issued to Boustead Securities, LLC, dated October 21, 2022 (incorporated by reference to Exhibit 4.4 to Annual Report on Form 10-K filed on March 31, 2023)
4.4	Common Stock Purchase Warrant issued to Boustead Securities, LLC, dated February 7, 2023 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on February 8, 2023)
4.5	Form of Pre-Funded Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on August 7, 2023)
4.6	Form of Common Stock Purchase Warrant issuable to Boustead Securities, LLC (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed on August 7, 2023)
4.7	Common Stock Purchase Warrant issued to Boustead Securities, LLC, dated as of May 24, 2024 (incorporated by reference to Exhibit 4.1 to Form 8-K filed on May 28, 2024)
5.1*	Legal Opinion of Fennemore Craig P.C.
10.1†	Employment Letter Agreement between Asset Entities Inc. and Arshia Sarkhani, dated as of April 21, 2022 (incorporated by reference to Exhibit 10.1 to Registration Statement on Form S-1 filed on September 2, 2022)
10.2†	Employment Letter Agreement between Asset Entities Inc. and Derek Dunlop, dated as of April 21, 2022 (incorporated by reference to Exhibit 10.4 to Registration Statement on Form S-1 filed on September 2, 2022)
10.3†	Employment Letter Agreement between Asset Entities Inc. and Matthew Krueger, dated as of April 21, 2022 (incorporated by reference to Exhibit 10.5 to Registration Statement on Form S-1 filed on September 2, 2022)
10.4†	Employment Letter Agreement between Asset Entities Inc. and Kyle Fairbanks, dated as of April 21, 2022 (incorporated by reference to Exhibit 10.3 to Registration Statement on Form S-1 filed on September 2, 2022)
10.5†	Employment Letter Agreement between Asset Entities Inc. and Arman Sarkhani, dated as of April 21, 2022 (incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-1 filed on September 2, 2022)
10.6†	Employment Letter Agreement between Asset Entities Inc. and Jason Lee, dated as of November 10, 2023 (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on November 15, 2023)
10.7†	Consulting Letter Agreement between Asset Entities Inc. and Michael Gaubert, dated as of April 21, 2022 (incorporated by reference to Exhibit 10.2 to Registration Statement on Form S-1 filed on September 2, 2022)
10.8	Cancellation and Exchange Agreement, dated as of April 21, 2022, by and among Asset Entities Inc., Asset Entities Holdings, LLC, GKDB AE Holdings, LLC, and Anel Bulbul (incorporated by reference to Exhibit 10.8 to Registration Statement on Form S-1 filed on September 2, 2022)
10.9	Cancellation and Exchange Agreement, dated as of April 21, 2022, by and among Asset Entities Inc., Asset Entities Holdings, LLC, GKDB AE Holdings, LLC, and GTMC, LLC (incorporated by reference to Exhibit 10.9 to Registration Statement on Form S-1 filed on September 2, 2022)
10.10	Cancellation and Exchange Agreement, dated as of April 21, 2022, by and among Asset Entities Inc., Asset Entities Holdings, LLC, GKDB AE Holdings, LLC, KD Holdings Group, LLC, and Trojan Partners, LP (incorporated by reference to Exhibit 10.10 to Registration Statement on Form S-1 filed on September 2, 2022)
10.11†	Independent Director Agreement between Asset Entities Inc. and Brian Regli, dated May 2, 2022 (incorporated by reference to Exhibit 10.11 to Annual Report on Form 10-K filed on March 31, 2023)

10.12†	Independent Director Agreement between Asset Entities Inc. and John A. Jack II, dated May 2, 2022 (incorporated by reference to Exhibit 10.12 to Annual Report on Form 10-K filed on March 31, 2023)
10.13†	Independent Director Agreement between Asset Entities Inc. and Richard A. Burton, dated May 2, 2022 (incorporated by reference to Exhibit 10.13 to Annual Report on Form 10-K filed on March 31, 2023)
10.14†	Independent Director Agreement between Asset Entities Inc. and Scott K. McDonald, dated May 2, 2022 (incorporated by reference to Exhibit 10.14 to Annual Report on Form 10-K filed on March 31, 2023)
10.15	Form of Indemnification Agreement between Asset Entities Inc. and each officer or director (incorporated by reference to Exhibit 10.12 to Registration Statement on Form S-1 filed on September 2, 2022)
10.16†	Asset Entities Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to Registration Statement on Form S-1 filed on September 2, 2022)
10.17†	Form of Stock Option Agreement for Asset Entities Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.14 to Registration Statement on Form S-1 filed on September 2, 2022)
10.18†	Form of Restricted Stock Award Agreement for Asset Entities Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.15 to Registration Statement on Form S-1 filed on September 2, 2022)
10.19†	Form of Restricted Stock Unit Award Agreement for Asset Entities Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.16 to Registration Statement on Form S-1 filed on September 2, 2022)
10.20	Office Agreement between Regus Management Group, LLC and Asset Entities, LLC, dated as of January 25, 2022 (incorporated by reference to Exhibit 10.17 to Registration Statement on Form S-1 filed on September 2, 2022)
10.21	Office Agreement between Regus Management Group, LLC and Asset Entities, LLC, dated as of May 4, 2022 (incorporated by reference to Exhibit 10.21 to Annual Report on Form 10-K filed on March 31, 2023)
10.22	Renewal Agreement between Regus Management Group, LLC and Asset Entities, LLC, dated as of October 10, 2022 (incorporated by reference to Exhibit 10.22 to Annual Report on Form 10-K filed on March 31, 2023)
10.23	Form of Private Placement Subscription Agreement (incorporated by reference to Exhibit 10.18 to Registration Statement on Form S-1 filed on September 2, 2022)
10.24	Underwriting Agreement, dated February 2, 2022, by and between Asset Entities Inc. and Boustead Securities, LLC (as representative of the underwriters named therein) (incorporated by reference to Exhibit 1.1 to Current Report on Form 8-K filed on February 8, 2023)
10.25	Closing Agreement between Asset Entities Inc. and Triton Funds LP, dated as of June 30, 2023 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on July 5, 2023)
10.26	Amended and Restated Closing Agreement between Asset Entities Inc. and Triton Funds LP, dated as of August 1, 2023 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on August 7, 2023)
10.27	Amendment to Amended and Restated Closing Agreement between Asset Entities Inc. and Triton Funds LP, dated as of September 27, 2023 (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on October 3, 2023)
10.28†	Amendment to Letter Agreement between Arman Sarkhani and Asset Entities Inc., dated as of August 15, 2023 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q filed on November 14, 2023)
10.29	Asset Purchase Agreement by and among Asset Entities Inc., Ternary Inc., Ternary Developments Inc., OptionsSwing Inc., and Jason Lee, dated as of November 10, 2023 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on November 15, 2023)
10.30	Second Amendment to Amended and Restated Closing Agreement, dated as of December 30, 2023, between Asset Entities Inc. and Triton Funds, LP (incorporated by reference to Exhibit 10.30 to Annual Report on Form 10-K filed on April 2, 2024)
10.31†	Employment Letter Agreement between Asset Entities Inc. and Jackson Fairbanks, dated as of April 21, 2022 (incorporated by reference to Exhibit 10.7 to Registration Statement on Form S-1 filed on September 2, 2022)
10.32	Third Amendment to Amended and Restated Closing Agreement, dated as of March 29, 2024, between Asset Entities Inc. and Triton Funds LP (incorporated by reference to Exhibit 10.32 to Annual Report on Form 10-K filed on April 2, 2024)
10.33†	Independent Director Agreement between Asset Entities Inc. and David Reynolds, dated as of May 16, 2024 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 16, 2024)
10.34	Form of Securities Purchase Agreement, dated as of May 24, 2024 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 28, 2024)
10.35	Form of Registration Rights Agreement, dated as of May 24, 2024 (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on May 28, 2024)
10.36	Form of First Amendment to Securities Purchase Agreement, dated as of June 13, 2024 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on June 20, 2024)
23.1*	Consent of WWC, Professional Corporation
23.2	Consent of Fennemore Craig P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to previously filed registration statement)
107*	Filing Fee Table

*	Filed herewith
†	Executive compensation plan or arrangement

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the  Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 20, 2024.

Asset Entities Inc.

By:	/s/ Arshia Sarkhani
Arshia Sarkhani
Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Arshia Sarkhani	Chief Executive Officer, President and Director	June 20, 2024
Arshia Sarkhani	(principal executive officer)

/s/ Matthew Krueger	Chief Financial Officer, Treasurer and Secretary	June 20, 2024
Matthew Krueger	(principal financial and accounting officer)

*	Executive Chairman and Director	June 20, 2024
Michael Gaubert

*	Executive Vice-Chairman, Chief Marketing Officer and Director	June 20, 2024
Kyle Fairbanks

*	Director	June 20, 2024
Richard A. Burton

*	Director	June 20, 2024
John A. Jack II

*	Director	June 20, 2024
Scott K. McDonald

*	Director	June 20, 2024
David Reynolds

* By:	/s/ Arshia Sarkhani
Arshia Sarkhani
Attorney-In-Fact